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                                                                    EXHIBIT 10-A


                       ADMINISTRATIVE SERVICES AGREEMENT


          This ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") dated as of September 30, 1997, is entered into by BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation ("BWI") and PRIORITY HEALTHCARE CORPORATION, an Indiana corporation ("PHC").


                                   RECITALS


          WHEREAS, through its wholly owned subsidiary PHC, BWI has been engaged in supplying pharmaceutical products, supplies and related services to the alternate site, alternate care markets (the "PHC Business"); and

          WHEREAS, this Agreement is entered into in conjunction with an initial public offering of common stock by PHC; and

          WHEREAS, after the public offering PHC will continue to need certain administrative services to be provided by BWI to PHC with respect to the operation of the PHC Business for a period of time from and after the Closing Date (as hereafter defined); and

          WHEREAS the parties desire to enter into an agreement for the provision and payment of such services.

          NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties contained herein, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

          As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided, and the following terms shall have the following meanings:

          "Closing Date" means the date as of which the initial public offering is closed.

          "Hourly Value" means the billing value for a BWI employee engaged in providing Services which shall be equal to such BWI employee's annual compensation, including bonuses, divided by 2080.
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          "Recordable Hours" means the number of hours (measured in increments of one-tenths of an hour) that a BWI employee is engaged in providing Services under this Agreement.

          "Services" means those corporate, administrative and technical services to be provided by BWI to PHC as set forth in Exhibit A attached hereto, and as such may be from time to time amended and revised, described in Article II and Article III hereof.


                                  ARTICLE II
                                   SERVICES

          Section 2.1. Scope of Services and Payment. BWI agrees to provide the Services as set forth on Exhibit A attached and incorporated by reference herein. PHC agrees to pay BWI as compensation for the Services an amount equal to the aggregate number of Recordable Hours of each BWI employee in each month multiplied by the Hourly Value of such employee and further multiplied by 125%. In addition, PHC shall reimburse BWI for all direct and identifiable costs (other than personnel costs and general overhead) and third-party disbursements incurred by BWI in performing the Services. BWI shall cause each of its employees who is engaged in providing the Services to keep written records of Recordable Hours.

          Section 2.2. Limitations. Notwithstanding the foregoing, the nature and scope of the Services shall not be greater than those services which BWI provides during the term of this Agreement to its own internal organization. Any upgrades and improvements of such services that BWI provides its own internal organization will be made available to PHC at its election.

          Section 2.3. Location of Services. Except as contemplated by the exhibits attached to this Agreement, the Services to be performed are contemplated to be performed by BWI from Indianapolis, Indiana.

          Section 2.4. Staffing. In consultation with PHC, BWI shall determine both the staffing required and particular personnel assigned to perform the Services, including but not limited to clerical staff, technicians, professionals or otherwise.

          Section 2.5. Billing and Payment. The fees for the Services described in Section 2.1 shall be invoiced monthly by the thirtieth (30th) calendar day of the calendar month next following the calendar month in which the Services were performed. Such invoices shall specify the Recordable Hours reported by each BWI employee, the Hourly Value of the Services and other appropriate supporting detail and shall be due and payable net thirty (30) days from receipt.

          Section 2.6. Access. PHC agrees to grant access to representatives of BWI to PHC's facilities and its employees, agents and consultants to provide the Services provided for under this Agreement, if necessary.

                                      -2-
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                                  ARTICLE III
                               TERM OF AGREEMENT

          Section 3.1. Effective Date and Term. The initial term of this Agreement shall commence on the Closing Date and, except as otherwise provided below, continue until December 31, 1998. On or before December 31, 1998, and on or before each December 31 thereafter, the parties may agree, by writing, to extend the term of this Agreement. During the initial term of this Agreement or any extension thereof, either party may terminate any specified Service under the notice provision in Section 3.3.

          Section 3.2. Annual Review. On or about September 30, 1998, and each September 30 thereafter until termination, BWI and PHC agree that they will review the scope of the Services being provided as of the applicable annual review date. Each such review and any resulting amendment of Exhibit A will be undertaken in good faith and with as much advance notification, lead time and discussion as possible, in the spirit of providing appropriate services to PHC without undue burden to BWI. Accordingly, before any termination or significant alteration of the scope of Services is made, the parties shall take into account all elements of cost, inconvenience and other direct and indirect impact on both parties of terminating or altering the Services. Consent to terminate or alter the scope of the Services will not be unreasonably withheld by either party.

          Section 3.3. Termination. This Agreement and the scope of the Services may be reduced, suspended, or terminated as follows:

          (a) Either party hereto may terminate this Agreement immediately upon written notice to the other party (i) in the event of the other party's voluntary bankruptcy or insolvency, (ii) in the event that the other party shall make an assignment for the benefit of creditors or (iii) in the event that a petition shall have been filed against the other party under a bankruptcy law, a corporate reorganization law or any other law for relief of debtors (or other law similar in purpose or effect), which has caused such other party to have its business effectively discontinued in its then present form.

          (b) If either party hereto shall fail to pay the charges, fees or costs it has agreed to pay under the provisions of this Agreement, the other party may withhold or cease performing any Services it has agreed to perform hereunder and continue to do so until full payment has been received.

          (c) Either party may, at any time prior to the expiration of this Agreement or any calendar year extension, reduce or terminate any of the Services upon 30 days' prior written notice from the party desiring such reduction or termination.

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                                  ARTICLE IV
                                 MISCELLANEOUS

          Section 4.1. Independent Contractor Status. BWI shall perform the Services hereunder as an independent contractor. Each party shall be responsible for any injury or death to its own employees, including all workers' compensation claims or liabilities resulting therefrom, and each such party shall remain responsible for reporting its income and paying its own taxes.

          Section 4.2. Confidentiality. The parties each agree that they will not divulge to any third party, or to any person within each respective corporation who does not have a need to know, any confidential matters relating to each other's business and the businesses of the other party's customers, vendors, employees or competitors which may become known by reason of performance of the Services described in this Agreement; provided, however, that the obligations of either party under this section shall not apply to information which has been in the public domain or becomes in the public domain without breach of this Agreement.

          Section 4.3. Force Majeure. BWI shall be excused for failure to perform any part of this Agreement due to events beyond its control, including but not limited to fire, storm, flood, earthquake, explosion, accident, riots and other civil disturbances, sabotage, strikes or other labor disturbances, injunctions, transportation embargoes or delays, failure of performance of third parties necessary to BWI's performance under this Agreement, or the laws or regulations of the federal, state or local government or branch or agency thereof; provided, however, no force majeure event shall excuse the obligation of the party claiming the benefit of a force majeure event from paying the applicable fees for any services provided by the other party.

          Section 4.4. Standard of Performance; Remedies; Consequential Damages. In performing its obligations under this Agreement, BWI represents that it will use the same standard of care and good faith as it uses in performing services for its own account; however, PHC agrees that in no event shall BWI be subject to any liability arising out of performance rendered in good faith even though such performance may be deficient, defective or omitted through negligence or inadvertence. Nevertheless, BWI agrees to exercise reasonable diligence to correct errors or deficiencies in the Services provided by it hereunder. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BWI MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF THIS AGREEMENT AND THE SERVICES TO BE PROVIDED HEREUNDER. The sole remedy of PHC for any claim relating to the performance or nonperformance of the Services shall be a refund by BWI to PHC of any charges or fees paid for the applicable Services. In addition, in no event shall either party be liable to the other for special, punitive, incidental or consequential damages arising out of this Agreement.

          Section 4.5. Notice. Any notice, request, designation, direction, demand, election, acceptance or other communication shall be in writing and shall be effective and deemed to have been given when it is (i) mailed postage prepaid, by certified first class mail, return receipt requested,

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addressed to a party and received by such party; (ii) hand or courier delivered;
or (iii) sent by telecopy with receipt confirmed, as follows:

          If to BWI,

          Bindley Western Industries, Inc.
          10333 North Meridian Street, Suite 300
          Indianapolis, IN 46290
          Telecopy: (317) 580-9753
          Attention:  President

          If to PHC,

          Priority Healthcare Corporation
          285 West Central Parkway
          Altamonte Springs, FL 32714
          Telecopy: (407) 869-4978
          Attention:  President

Any party may from time to time designate another address to which notice or other communication shall be addressed or delivered to such party and such new designation shall be effective on the later of (i) the date specified in the notice or (ii) receipt of such notice by the intended recipient.

          Section 4.6. Assignability. Neither party hereto shall assign this Agreement in whole or in part without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

          Section 4.7. No Third Party Beneficiaries. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto respectively, as their interests may appear, and shall not be deemed for the benefit of any other person or entity or group of persons or entities.

          Section 4.8. Severability. If any term or condition of this Agreement shall be held invalid in any respect, such invalidity shall not affect the validity of any other term or condition hereof.

          Section 4.9. Applicable Law. This Agreement shall be construed under the laws of the State of Indiana and the rights and obligations of the parties shall be determined under the substantive law of Indiana, without giving effect to Indiana's conflict of law rules or principles.

          Section 4.10. Amendment or Modification. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance.

                                      -5-
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          Section 4.11.  Construction.  Descriptive headings to sections and paragraphs are for convenience only and shall not control or affect the meaning or construction of any provisions in this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

                                       BINDLEY WESTERN INDUSTRIES, INC.


                                       By:  /s/ Michael D. McCormick
                                          --------------------------------------
                                          Michael D. McCormick
                                          Executive Vice President


                                       PRIORITY HEALTHCARE CORPORATION



                                       By:   /s/ Robert L. Myers
                                          --------------------------------------
                                          Robert L. Myers
                                          President and Chief Executive Officer

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                                   EXHIBIT A



                            Description of Services

     The Services consist of the following:

Employee Benefits
-----------------

Administrative services for all benefit plans of PHC, including:

- process monthly profit sharing plan calculations, prepare and mail applications

-    explain profit sharing/401(k) options and respond to retiree questions

-    process monthly 401(k) plan applications, prepare and mail to employees

- complete annual 401(k) discrimination testing, monitor deferrals of participants

- process monthly profit sharing/401(k) payments to current and future retirees

-    process and prepare annual 5500 financial reporting forms

-    assist in negotiation of health care rates as appropriate

-    prepare employee census data for life and AD&D rating process

-    process death claims and short and long term disability claims

-    review language for Summary Plan Descriptions

- assist with design of profit sharing/401(k) plan and health care plan changes and implementation including enrollment and communication

-    assist in negotiation of HMO rates and establish payment procedures

- assist in introduction of new cost savings concepts including managed care, if appropriate

- medical and dental claims processing and adjudication as provided for units of BWI. Actual medical and dental costs to be borne by PHC.

Insurance
---------

Services of the BWI corporate insurance department, including:
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-    preparation of underwriting information and negotiation of contracts with insurance companies to provide proper coverage for PHC

- initiation of periodic premium payments (to be paid from PHC accounts), monthly reports, handling of requests for certificates of insurance claims, and preparation of estimated and actual payroll data for workers' compensation; typing and mailing memos and reports

-    annual inspection of each facility and equipment for safety analysis

- investigation of accidents to determine cause and assist local management with corrective action plans

-    consultation with facility management on safety and accident prevention

-    administration of PHC compliance with OSHA

- assist in evaluation of workers' compensation program vis-a-vis insurance carrier or self insurance

-    processing and settling claims negotiated in the same manner as for BWI.

Legal
-----

Legal Services including:

 .    SEC, DEA, PDMA, FDA and EEOC compliance

 .    employment law issues

 .    mergers and acquisitions support

 .    leases and contracts review

 .    ethics and corporate compliance program support

 .    corporate governance issues

Tax
---

The tax department will provide tax compliance services for all federal income taxes and state and local income and non-income taxes including preparation and filing of necessary returns, remittance of required tax payments and support for all state and local audits in connection with any tax for which the department is providing compliance services. For all tax services outlined above, PHC will designate one or more employees or officers authorized to sign returns and approve PHC draft requests for tax payments. This service does not include any tax compliance not currently performed by the tax department, nor does it include any research or planning except as may be necessary to assure that all returns and tax payments meet legal requirements. The tax department will provide as needed direction to the provider of federal and state income tax services and make all related records available to the service provider and PHC personnel.

To the extent BWI has insufficient manpower to perform necessary work over and above that outlined herein, outside professional assistance will be engaged with the concurrence of PHC management (such work to be performed under the direction of tax department personnel). The cost of all outside services will be for the account of PHC.

Types of taxes and returns included under tax services are: Federal and State Income, Sales and Use, Property, Excise, Withholding, Unclaimed Property, Annual Reports, Forms 1099 for vendors and independent contractors and Forms W-2 with respect to early disposition of incentive stock options and letters to optionees concerning AMT preference amounts for option exercise.

Treasury
--------

Treasury services including:

-    past due collections, order approval and credit investigations

-    cash posting and customer deduction

-    customer data base, accounts receivable control, journals and adjustments

-    regular A/R reports

-    coordinate and transact borrowings; maintain cash book

-    all other cash management support services.